Exhibit 10.21

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

Subject to the terms and conditions set forth in this Subscription Agreement, dated as of April 17, 2017 (this “Agreement”), each of the undersigned (each, a “Subscriber” and collectively, the “Subscribers”) hereby offers to purchase from Interleukin Genetics, a Delaware corporation (the “Company”), a subordinated convertible promissory note in an original principal amount equal to the “Note Principal Amount” set forth with its signature on the signature page hereto, the form of which is attached as Exhibit A hereto, (the “Note” and, collectively, the “Notes”) and a warrant, substantially in the form of Exhibit B hereto (the “Warrant” and, collectively, the “Warrants”), representing the right to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), exercisable as set forth therein. The Note is convertible into shares of Common Stock (the “Conversion Shares,” and together with the Notes, the Warrants and the Warrant Shares (as defined below), the “Securities”) at a conversion price and on the other terms set forth therein. The Notes shall be issued in the aggregate principal amount of not more than $1,000,000.00.

The Securities being subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The offering of the Notes and the Warrants is being made to “accredited investors,” as defined in Regulation D under the Securities Act in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. at One Financial Center, Boston, Massachusetts, (or via electronic transmission) at 9:00 a.m., Boston time, on the date hereof (the “Closing Date”). The Closing will not occur unless the conditions set forth in Sections 6 and 7 shall have been satisfied.

1.	Subscription. Each Subscriber hereby subscribes to purchase the Note and the Warrants, for the aggregate “Note Principal Amount” set forth with its signature on the signature page hereto, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.

2.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscribers, as of the Closing Date (unless otherwise specified), the following:

a.	Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, financial condition or results of operations of the Company (a “Material Adverse Effect”).

b.	Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, and the Warrants and each of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby or thereby (the “Transaction Documents”) and to issue the Notes and the Warrants, and the Conversion Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the Conversion Shares, the Warrants and the Warrant Shares, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company, its respective Board of Directors or its stockholders, (iii) each of the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed and delivered by the Company and each other party thereto will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by: (A) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies or (B) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

c.	Capitalization. The authorized capital stock of the Company consists of 450,000,000 shares of Common Stock and 6,000,000 shares of convertible preferred stock, par value of $0.001 per share (the “Preferred Stock”). As of the date hereof, the Company has 229,471,392 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Except as set forth in the reports, schedules, forms, statements and other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) on or prior to the date hereof (the “SEC Reports”), no shares of capital stock of the Company will be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) except as set forth in the SEC Reports there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (iii) there will be no outstanding debt securities of the Company other than the Notes and the indebtedness as set forth in the SEC Reports, (iv) other than as set forth in the SEC Reports, there will be no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act, (v) there will be no outstanding registration statements of the Company, and there will be no outstanding comment letters from the SEC or any other regulatory agency and (vi) except as may be provided in the Transaction Documents, no co-sale right, right of first refusal or other similar right will exist with respect to the Notes or the Warrants (or will exist with respect to the Conversion Shares or the Warrant Shares) or the issuance and sale thereof. Upon request, the Company will make available to the Subscribers true and correct copies of the Company’s Certificate of Incorporation, as amended and in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as amended and in effect on the date hereof (the “By-laws”).

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d.	Issuance of Conversion Shares and Warrant Shares. Upon issuance of the Conversion Shares, in accordance with the terms of the Notes, the Conversion Shares will be duly issued, fully paid and nonassessable, and will be free from all taxes, liens and charges with respect to the issue thereof. Upon issuance of the Warrant Shares upon exercise of the Warrants, against payment therefor and in accordance with the terms of the Warrants, the Warrant Shares will be duly issued, fully paid and nonassessable, and will be free from all taxes, liens and charges with respect to the issue thereof.

e.	No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected except for those which could not reasonably be expected to have a Material Adverse Effect. Except those which could not reasonably be expected to have a Material Adverse Effect, the Company is not in violation of any term of or in default under its Certificate of Incorporation or By-laws. Except those which could not reasonably be expected to have a Material Adverse Effect, the Company is not in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or thereby, other than any such notice, consent or waiver that has been properly made or obtained prior to the date of this Agreement.

f.	Absence of Litigation. Except as set forth in the SEC Reports, there is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (an “Action”) now pending or, to the knowledge of the Company, threatened, against or affecting the Company, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect.

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g.	No General Solicitation. Neither the Company, nor any of its “affiliates” as defined in Rule 144 under the Securities Act), nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes and Warrants.

h.	Permits. The Company has all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) issued by any regulatory authority or governmental agency (collectively, “Permits”) required to conduct their respective businesses as currently conducted except to the extent that the failure to have such Permits would not have a Material Adverse Effect.

i.	Title. Except as set forth in the SEC Reports, the Company has good and marketable title to all of its real and personal property and assets, free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect.

j.	Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The pro forma financial information and the related notes, if any, included in the SEC Reports have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the regulations promulgated thereunder and fairly present in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

k.	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material). The SEC Reports taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein (in the case of SEC Reports) or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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l.	Brokers’ Fees. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

m.	Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed or that otherwise would have a Material Adverse Effect.

n.	Investment Company. The Company is not required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.	Representations, Warranties and Agreements of the Subscribers. Each Subscriber represents and warrants to, and agrees with, the Company as follows:

a.	Such Subscriber, its advisers, if any, and its designated representatives, if any, have the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and have carefully reviewed and understand the risks of, and other considerations relating to, the purchase of the Securities and the tax consequences of the investment, and have the ability to bear the economic risks of the investment.

b.	Such Subscriber is acquiring the Notes and the Warrants, and upon conversion of the Notes, the Conversion Shares, and upon exercise of the Warrants, the Warrant Shares, for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Such Subscriber understands and acknowledges that sale of the Notes and the Warrants have not been, and the Conversion Shares and the Warrant Shares will not be, registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Subscriber further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Notes, the Conversion Shares, the Warrants or the Warrant Shares. Such Subscriber understands and acknowledges that the sale of the Securities pursuant to this Agreement will not be registered under the Securities Act nor under the state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

c.	Such Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act, and such Subscriber shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. Such Subscriber further acknowledges and understands that it is required to be an “accredited investor” at the time it exercises the Warrants. Such Subscriber resides in the jurisdiction set forth on the signature page affixed hereto. Such Subscriber has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

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d.	Such Subscriber represents that it was not formed for the specific purpose of acquiring the Securities, is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, it has full power and authority to execute and deliver this Agreement, the other Transaction Documents to which it is a party, and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities, the execution and delivery of this Agreement and each other Transaction Document to which it is a party has been duly authorized by all necessary action, this Agreement and each other Transaction Document to which it is a party has been duly executed and delivered on behalf of such Subscriber and is a legal, valid and binding obligation of such Subscriber. The execution and delivery of this Agreement and each other Transaction Document to which it is a party will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which such Subscriber is a party or by which it is bound.

e.	Such Subscriber understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire such securities. Such Subscriber further acknowledges and understands that the Company is relying on the representations and warranties made by it hereunder and that such representations and warranties are a material inducement to the Company to sell the Securities to such Subscriber.

f.	Such Subscriber understands that no public market now exists, and there never will be a public market for, the Notes or the Warrants, that only a limited public market for the Common Stock exists and that there can be no assurance that a more active public market for the Common Stock will exist or continue to exist.

g.	Such Subscriber, its advisers, if any, and its designated representatives, if any, have received and reviewed information about the Company, and have had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. Such Subscriber understands that such discussions, as well as any materials provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Such Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

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h.	As of the Closing, all actions on the part of such Subscriber, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the performance of all obligations of such Subscriber hereunder and thereunder shall have been taken, and this Agreement and such other Transaction Documents, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of such Subscriber, enforceable in accordance with their respective terms, except as may be limited by: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies or (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

i.	Such Subscriber agrees to be bound by all of the terms and conditions of the Notes and the Warrants and to perform all obligations thereby imposed upon it.

4.	Transfer Restrictions. Each Subscriber acknowledges and agrees as follows:

a.	The Notes, the Conversion Shares, the Warrants and the Warrant Shares have not been registered for sale under the Securities Act, in reliance on the private offering exemption in Section 4(a)(2) thereof; the Company does not currently intend to register the Notes, the Conversion Shares, the Warrants or the Warrant Shares under the Securities Act at any time in the future unless otherwise contractually obligated to do so under this Agreement or any of the other Transaction Documents; and such Subscriber will not immediately be entitled to the benefits of Rule 144 with respect to the Notes, the Conversion Shares, the Warrants and the Warrant Shares.

b.	Such Subscriber understands that there are substantial restrictions on the transferability of the Securities that the notes, agreement or certificates representing the Securities shall bear a restrictive legend in substantially the following form (or in the case of the Warrants, as shown on the form of Warrant attached hereto) (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND NEITHER MAY BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER IS FURNISHED TO THE MAKER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

In addition, if any Subscriber is an affiliate of the Company notes, agreements or certificates evidencing the Securities issued to such Subscriber may bear a customary “Affiliates” legend.

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The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (a) such Securities are sold pursuant to a registration statement under the Securities Act, or (b) such holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that a disposition of the Securities is being made pursuant to an exemption from such registration and that the Securities, after such transfer, shall no longer be “restricted securities” within the meaning of Rule 144.

5.	Creation of Security Interest.

a.	Grant of Security Interests. The Company grants to each Subscriber a valid, continuing security interest in all presently existing and hereafter acquired or arising Collateral (as defined below) in order to secure prompt, full and complete payment of any and all Obligations (as defined below) and in order to secure prompt, full and complete performance by the Company of each of its covenants and duties under each of the Transaction Documents (other than the Warrants). The “Collateral” shall mean and include all right, title, interest, claims and demands of the Company in the following:

i.	All goods (and embedded computer programs and supporting information included within the definition of “goods” under the Code (as defined below)) and equipment now owned or hereafter acquired, including all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

ii.	All inventory now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of the Company’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and the Company’s books relating to any of the foregoing;

iii.	All contract rights and general intangibles (including Intellectual Property (as defined below)), now owned or hereafter acquired, including goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;

iv.	All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to the Company arising out of the sale or lease of goods, the licensing of technology or the rendering of services by the Company (subject, in each case, to the contractual rights of third parties to require funds received by the Company to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by the Company and the Company’s books relating to any of the foregoing;

v.	All documents, cash, deposit accounts, letters of credit and letters of credit rights (whether or not the letter of credit is evidenced by a writing) and other supporting obligations, certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and the Company’s books relating to the foregoing; and

vi.	To the extent not covered by the foregoing clauses (i) through (v), all other personal property of the Company, whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property.

Notwithstanding the foregoing, the Collateral shall not include any equipment that now or hereafter is subject to a Lien (as defined below) that constitute purchase money Liens (i) on equipment acquired or held by the Company incurred for financing the acquisition of the equipment securing no more than Seven Hundred Fifty Thousand Dollars ($750,000.00) in the aggregate amount outstanding, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment.

b.	After-Acquired Property. If the Company shall at any time acquire a commercial tort claim having a value in excess of Fifty Thousand Dollars ($50,000), as defined in the Code, the Company shall immediately notify each Subscriber in writing signed by the Company of the brief details thereof and grant to each Subscriber in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to each Subscriber.

c.	Duration of Security Interest. Each Subscriber’s security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations (other than inchoate indemnification and similar obligations), whereupon such security interest shall automatically terminate. Each Subscriber shall, at the Company’s sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to make effective the release contemplated by this Section 5(c), including duly authorizing and delivering termination statements for filing in all relevant jurisdictions under the Code.

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d.	Location and Possession of Collateral. The Collateral is and shall remain in the possession of the Company at its corporate headquarters or at such other location specified in writing by the Company to each Subscriber. The Company shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by each Subscriber for perfection of the security interests therein created hereunder) and so long as no Event of Default (as defined in the Notes) has occurred and is continuing, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided that the possession, enjoyment, control and use of the Collateral shall at all time be subject to the Company’s observance and performance of the terms of this Agreement.

e.	Delivery of Additional Documentation Required. The Company shall from time to time execute and deliver to each Subscriber, at the request of such Subscriber, all financing statements and other documents such Subscriber may reasonably request, in form satisfactory to such Subscriber, to perfect and continue such Subscriber’s perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Transaction Documents.

f.	Right to Inspect. Each Subscriber (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during the Company’s usual business hours, to inspect the books and records of the Company and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify the Company’s financial condition or the amount, condition of, or any other matter relating to, the Collateral. Notwithstanding the foregoing, so long as no Event of Default (as defined in the Note) shall be continuing, the inspection rights shall be exercised no more frequently than one (1) per year.

g.	Protection of Intellectual Property. The Company shall:

i.	protect, defend and maintain the validity and enforceability of its Intellectual Property and promptly advise each Subscriber in writing of material infringements;

ii.	not allow any Intellectual Property material to the Company’s business to be abandoned, forfeited or dedicated to the public without each Subscriber’s written consent;

iii.	provide written notice to each Subscriber within ten (10) days of entering or becoming bound by any Restricted License (as defined below) (other than over-the-counter software that is commercially available to the public); and

iv.	take such commercially reasonable steps as each Subscriber reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for each Subscriber to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) each Subscriber to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with or such Subscriber’s rights and remedies under this Agreement and the other Transaction Documents.

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h.	Intellectual Property.

i.	At each Subscriber’s request, the Company shall register or cause to be registered with the United States Copyright Office (i) any software (material to the business of the Company) developed or acquired by the Company in connection with any product developed or acquired for sale or licensing, (ii) any software (material to the business of the Company) developed or acquired by the Company hereafter from time to time in connection with any product developed or acquired for sale or licensing, and (iii) any major revisions or upgrades to any software that has previously been registered by or on behalf of the Company with the United States Copyright Office.

ii.	The Company shall promptly notify each Subscriber on a quarterly basis of the federal registration or filing by the Company of any patent or patent application, or trademark or trademark application, or copyright or copyright application and shall promptly execute and deliver to each Subscriber any grants of security interests in same, in form acceptable to such Subscriber, to file with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

i.	Certain Definitions.

i.	“Code” means the Uniform Commercial Code as adopted and in effect in the Commonwealth of Massachusetts, as amended from time to time; provided, however, that if by reason of mandatory provisions of law, the creation and/or perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Massachusetts, the term “Code” shall also mean the Uniform Commercial Code as in effect from time to time in such jurisdiction for purposes of the provisions hereof relating to such creation, perfection or effect of perfection or non-perfection.

ii.	“Intellectual Property” means, with respect to any person, all of such person’s right, title and interest in and to patents, patent rights (and applications and registrations therefor and divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same), trademarks and service marks (and applications and registrations therefor and the goodwill associated therewith), whether registered or not, inventions, copyrights (including applications and registrations therefor and like protections in each work or authorship and derivative work thereof), whether published or unpublished, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, source code, object code, trade secrets, licenses, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by such person and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media (but not including embedded computer programs and supporting information included within the definition of “goods” under the Code).

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iii.	“Lien” means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any Property (as defined below) in favor of any person.

iv.	“Obligations” means all debt, principal, interest, fees, charges, and other amounts, obligations, covenants, and duties owing by the Company to the applicable Subscriber of any kind and description arising under by the Transaction Documents (other than the Warrants) and whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

v.	“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

vi.	“Restricted License” means any license or other agreement with respect to which the Company is the licensee and such license or agreement is material to the Company’s business and (a) that prohibits or otherwise restricts the Company from granting a security interest in the Company’s interest in such license or agreement or any other property or (b) for which a default under or termination of could interfere with the Subscribers’ right to sell any Collateral.

6.	Conditions to Company’s Obligations at Closing. The Company’s obligation to complete the sale and issuance of the Notes and Warrants and deliver the Notes and the Warrants to each Subscriber, individually, at the Closing shall be subject to the following conditions to the extent not waived by the Company:

a.	Receipt of Payment. The Company shall have received payment, by certified or other bank check or by wire transfer of immediately available funds, in the full amount of the “Note Principal Amount” set forth with such Subscriber’s signature on the signature page hereto.

b.	Representations and Warranties. The representations and warranties made by such Subscriber in Section 3 hereof shall be true and correct in all material respects as of the Closing Date (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified), except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and in all material respects correct as of such earlier date (except in each case to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified). Such Subscriber shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

c.	Receipt of Executed Transaction Documents. Such Subscriber shall have executed and delivered to the Company the applicable Transaction Documents.

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d.	Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

e.	Consents. All necessary consents of any third parties with respect to the execution, delivery and performance of the Transaction Documents shall have been received.

7.	Conditions to Subscribers’ Obligations at Closing. Each Subscriber’s obligation to purchase and pay for the Notes and Warrants at the Closing shall be subject to the following conditions to the extent not waived by the applicable Subscriber:

a.	Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects as of the Closing Date (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified), except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and in all material respects correct as of such earlier date (except in each case to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified). The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

b.	Receipt of Executed Transaction Documents. The Company shall have executed and delivered to each Subscriber the applicable Transaction Documents.

c.	Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

d.	Consents. All necessary consents of any third parties with respect to the execution, delivery and performance of the Transaction Documents shall have been received.

8.	Binding Effect. Each Subscriber hereby acknowledges and agrees that this Agreement shall be binding upon and inure to the benefit of the parties and their successors, legal representatives and permitted assigns.

9.	Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the Company and the majority by the holders of Notes representing at least fifty percent (50%) of the aggregate principal amount of the Notes then outstanding; provided, however, that this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of a Subscriber in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the other Subscribers, without the consent of such Subscriber.

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10.	Third-Party Beneficiary. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

11.	Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, to Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452, Attention: Chief Executive Officer, with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts, 02111, Attention: Daniel T. Kajunski, e-mail: DTKajunski@mintz.com, or (b) if to a Subscriber, at the applicable address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

12.	Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Subscribers, and the transfer or assignment of the Notes, the Conversion Shares, the Warrants or the Warrant Shares shall be made only in accordance with all applicable laws and the terms of the Notes and the Warrants.

13.	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to the principles thereof relating to the conflict of laws.

14.	Blue Sky Qualification. The purchase of the Securities under this Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Notes and Warrants from applicable federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

15.	Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

16.	No Short Selling. Each Subscriber agrees that during the period of twelve (12) months following the Closing Date, such Subscriber will not, directly or indirectly, effect or agree to effect any Short Sale (as defined in rule 200 of Regulation SHO under the Exchange Act) with respect to any shares of Common Stock, whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to any shares of Common Stock, borrow or pre-borrow any shares of Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to shares of the Common Stock, or, in each case, with respect to any security that includes, is convertible into or exercisable for or derives any significant part of its value from shares of the Common Stock or otherwise seek to hedge such Subscriber’s position in the Common Stock.

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17.	Miscellaneous.

a.	This Agreement, together with the Note and Warrant and any confidentiality agreement between each Subscriber and the Company, constitute the entire agreement between such Subscriber and the Company with respect to the offering and issuance of the Notes and Warrants and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

b.	The representations and warranties of the Company and the Subscribers made in this Agreement shall survive the execution and delivery hereof and delivery of the Notes and the Warrants for a period of twelve (12) months following the Closing Date.

c.	Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

d.	This Agreement may be executed in one or more original or facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in pdf format shall be deemed to be their original signatures for all purposes.

e.	Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

f.	Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

g.	Each Subscriber hereby agrees to furnish the Company such other information as the Company may reasonably request with respect to its subscription hereunder and the transactions contemplated by then Transaction Documents.

18.	Public Disclosure. None of the Subscribers, nor any officer, manager, director, member, partner, stockholder, employee, affiliate, affiliated person or entity of any Subscriber shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval. The Company has the right to withhold such approval in its sole discretion.

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19.	Independent Nature of Each Subscriber’s Obligations and Rights. For avoidance of doubt, the obligations of each Subscriber under this Agreement are several and not joint with the obligations of any other Subscriber hereunder.

20.	Increase in Authorized Shares of Common Stock. If the Company does not have a sufficient number of authorized, but unissued, shares of Common Stock to cover the full conversion of the Notes under Section 5(b) thereof and the full exercise of the Warrants at Closing, following the Closing, the Company shall file the Certificate of Amendment to the Certificate of Incorporation approved by the stockholders of the Company at the 2016 annual meeting of stockholders held on October 20, 2016 to increase the authorized shares of Common Stock to 650,000,000 shares.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, this Subscription Agreement has been duly executed and delivered by each Party as of the date first above written.

The Company

Interleukin Genetics, Inc.

By:	/s/ Mark Carbeau
	Name:	Mark Carbeau
	Title:	CEO

THE Subscribers

Bay City Capital Fund V, L.P.

By: Bay City Capital Management V LLC, its general partner
By: Bay City Capital LLC, its manager

By:	/s/ Fred Craves
	Name:
	Title:	Manager and Managing Director
	Address:

	Note Principal Amount:	$490,650.00
Bay City Capital Fund V Co-Investment, L.P.

By: Bay City Capital Management V LLC, its general partner
By: Bay City Capital LLC, its manager

By:	/s/ Fred Craves
	Name:
	Title:	Manager and Managing Director
	Address:

	Note Principal Amount:	$9,350.00

In each case, with a copy (which shall not constitute notice) to;

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Attn:	Michael Lawhead
Email:	mlawhead@sycr.com

[Signature Page to Subscription Agreement]

THE Subscribers

Horizon Technology Finance Corporation

By:	/s/ Robert D. Pomeroy, Jr.
	Name:	Robert D. Pomeroy, Jr.
	Title:	Chief Executive Officer
	Address:	312 Farmington Avenue
Farmington, CT 05032
Attn: Legal Department

	Note Principal Amount:	$500,000.00

[Signature Page to Subscription Agreement]